Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)
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               DELAWARE                                93-3518892
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     (State or other jurisdiction                   (I.R.S. Employer
          of incorporation or                      Identification No.)
             organization)
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        401 North Wabash Avenue                           60611
           Chicago, Illinois                           (Zip Code)
         (Address of principal
          executive offices)
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                          HOLLINGER INTERNATIONAL INC.
                             1994 STOCK OPTION PLAN

                          HOLLINGER INTERNATIONAL INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             Kenneth L. Serota, Esq.
                  Vice President-Law and Finance and Secretary
                          Hollinger International Inc.
                             401 North Wabash Avenue
                                Chicago, IL 60601
                     (Name and address of agent for service)

                                 (312) 321-2299
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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TITLE OF                             PROPOSED       PROPOSED        AMOUNT OF
SECURITIES       AMOUNT TO          MAXIMUM         MAXIMUM       REGISTRATION
  TO BE             BE              OFFERING       AGGREGATE          FEE
REGISTERED      REGISTERED           PRICE         OFFERING
                                   PER SHARE(1)     PRICE
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Class A        15,000 shares        $11.69         $175,350.00      $53.14
Common Stock,
par value
$.01 per
share
================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for Hollinger International Inc.'s Class A Common Stock reported on the New York Stock Exchange Composite Tape on June 17, 1997.

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                                EXPLANATORY NOTE

      Hollinger International Inc.'s earlier Registration Statement on Form S-8 (the "Original Registration Statement"), filed with the Securities and Exchange Commission on January 27, 1995, as amended by Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on June 20, 1997 (File No. 33-88810), pertaining to the Hollinger International Inc. 1994 Stock Option Plan and the Hollinger International Inc. 1997 Stock Incentive Plan, is incorporated herein by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.


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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                            DESCRIPTION

4.1                 Restated  Certificate  of  Incorporation  of  Hollinger
                    International   Inc.   (incorporated  by  reference  to
                    Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated October 13, 1995 and to Exhibit 3.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-06619)).

4.2                 Amended and Restated Bylaws  (incorporated by reference
                    to  Exhibit  3.2  to  the   Registrant's   Registration
                    Statement on Form S-1 (File No. 33-74980)).

5.1 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered.

23.1                Consent of KPMG Peat Marwick LLP.

23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of June, 1997.

                                             HOLLINGER INTERNATIONAL INC.


                                             By:  /s/ Conrad M. Black

                                             ---------------------------------
                                                   Conrad M. Black
                                                   Chairman of the Board and
                                                      Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Kenneth L. Serota or J.A. Boultbee his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

            SIGNATURE                      CAPACITY                   DATE

/s/ Conrad M. Black               Chairman of the
---------------------             Board, Chief                    June 20, 1997
Conrad M. Black                   Executive Officer
                                  and Director
                                  (Principal Executive
                                  Officer)


/s/ F. David Radler               President, Chief                June 20, 1997
                                  Operating Officer
---------------------             and Director
F. David Radler


/s/ J.A. Boultbee                 Vice President and              June 20, 1997
                                  Chief Financial
---------------------             Officer (Principal
J.A. Boultbee                     Financial Officer)


/s/ Frederick A. Creasey          Group Corporate                 June 20, 1997
                                  Controller
---------------------             (Principal
Frederick A. Creasey              Accounting Officer)


/s/ Barbara Amiel Black           Director                        June 20, 1997

---------------------
Barbara Amiel Black


/s/ Dwayne O. Andreas             Director                        June 20, 1997

----------------------
Dwayne O. Andreas


/s/ Richard Burt                  Director                        June 20, 1997

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Richard Burt

                                   II-2
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/s/ Raymond G. Chambers           Director                        June 20, 1997

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Raymond G. Chambers


/s/ Daniel W. Colson              Director                        June 20, 1997

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Daniel W. Colson


/s/ Henry A. Kissinger            Director                        June 20, 1997

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Henry A. Kissinger


/s/ Marie-Josee Kravis            Director                        June 20, 1997

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Marie-Josee Kravis


/s/ Shmuel Meitar                 Director                        June 20, 1997

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Shmuel Meitar


/s/ Richard N. Perle              Director                        June 20, 1997

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Richard N. Perle


/s/ Robert S. Strauss             Director                        June 20, 1997

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Robert S. Strauss


/s/ Alfred Taubman                Director                        June 20, 1997

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Alfred Taubman


/s/ James R. Thompson             Director                        June 20, 1997

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James R. Thompson


/s/ Lord Weidenfeld               Director                        June 20, 1997

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Lord Weidenfeld


/s/ Leslie H. Wexner              Director                        June 20, 1997

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Leslie H. Wexner


                                     II - 3

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                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION               SEQUENTIAL PAGE NUMBER

      4.1         Restated Certificate of
                  Incorporation of
                  Hollinger International
                  Inc. (incorporated by
                  reference to Exhibit 3.1
                  to the Registrant's
                  Current Report on Form
                  8-K dated October 13,
                  1995 and to Exhibit 3.01
                  to the Registrant's
                  Registration Statement
                  on Form S-3 (File No.
                  333-06619)).

       4.2        Amended and Restated
                  Bylaws (incorporated by
                  reference to Exhibit 3.2
                  to the Registrant's
                  Registration Statement
                  on Form S-1 (File No.
                  33-74980)).

       5.1        Opinion of Kirkpatrick &                       7
                  Lockhart LLP, as to the
                  legality of the shares
                  being registered.

      23.1        Consent of KPMG Peat                           8
                  Marwick LLP.

      23.2        Consent of Kirpatrick &
                  Lockhart LLP (included
                  in Opinion filed as
                  Exhibit 5.1).

      24.1        Power of Attorney (set                         4
                  forth on the signature
                  page of this
                  Registration Statement).



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